SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

VOYA PRIME RATE TRUST

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE

March 25, 2021

The Board of Trustees of Voya Prime Rate Trust Selects Saba Capital as New Investment

Adviser

SCOTTSDALE, Ariz., March 25, 2021—Voya Prime Rate Trust (NYSE: PPR) (the “Fund”) announced today that the Board of Trustees (the “Board”) has selected Saba Capital Management, LP (“Saba”) to serve as the new investment adviser to the Fund (the “Adviser Transition”). The Fund’s current investment adviser, Voya Investments, LLC (“VIL”), and the Fund’s current sub-adviser, Voya Investment Management Co. LLC (“Voya IM”), both previously announced their respective resignations, effective as of June 22, 2021. VIL and Voya IM are committed to ensuring a smooth transition to Saba and serving the Fund, its Board and its shareholders during the Adviser Transition.

Saba is considered a pioneer in credit investing and is known for its ability to navigate turbulent markets. Saba was named 2021 Hedge Fund of the Year by Risk.Net, the 2020 winner of the best Multi-Strategy Credit Fund by AltCredit’s U.S. Performance Awards and the 2020 winner of the Best Credit Fund Over $1 Billion by HFM’s U.S. Performance Awards.

Saba manages $3.2 billion in assets across a broad range of investment strategies, including through private investment funds, separately managed accounts and an exchange-traded fund. Saba is headquartered in the historic Chrysler Building in New York and is registered with the U.S. Securities and Exchange Commission (“SEC”) and the Commodity Futures Trading Commission.

The Adviser Transition is contingent upon approval by the Fund’s shareholders of a new investment advisory agreement to be entered into by and between the Fund and Saba and certain other conditions that will be described in a related proxy statement.

If approved by shareholders, Saba intends to expand the Fund’s investment strategy while continuing with the Fund’s primary objective of providing a high level of current income as is consistent with the preservation of capital.

Boaz Weinstein, Founder and Chief Investment Officer of Saba, said, “The team is really looking forward to leveraging our investment process and credit expertise to create value for the Fund and its investors.”

In connection with the Adviser Transition, among other things:

•	Saba will replace the current portfolio managers of the Fund with its team of 35 employees which includes 10 highly experienced investment and research professionals;

NEWS RELEASE

•	While maintaining the Fund’s primary credit focus, in anticipation of the Adviser Transition, the Fund may depart from its investment strategy and may for example hold a larger cash position;

•

While maintaining the Fund’s primary credit focus, Saba plans to transition a meaningful portion of the Fund’s portfolio from leveraged loans into investments that Saba believes can provide more attractive risk-adjusted returns, including: bonds, special purpose acquisition companies (SPACs) and other registered closed-end funds;

•

The Fund’s current executive officers are expected to be replaced with certain individuals who are affiliated with either Saba or certain third-party service providers as part of the Adviser Transition; and

•	The Fund will change its name.

The Fund intends to file a preliminary proxy statement with the SEC to solicit stockholder approval of the new investment advisory agreement and certain other matters relating to the Adviser Transition.

The Board previously set a record date of March 5, 2021 for determining shareholders of record for a special shareholder meeting (the “Special Meeting”) tentatively scheduled to be held on May 21, 2021, where the new investment advisory agreement and related matters will be considered. Additionally, as previously disclosed, the Board intends to consider a tender offer for up to 30% of the Fund’s currently outstanding shares following the Special Meeting.

Additional Information and Where to Find It

In connection with the Adviser Transition, the Fund intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Fund will make available the definitive proxy statement and a proxy card to each stockholder entitled to vote at the Special Meeting relating to the appointment of Saba as investment adviser to the Fund. INVESTORS AND SHAREHOLDERS OF THE FUND ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE ADVISER TRANSITION THAT THE FUND WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE FUND AND THE ADVISER TRANSITION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Adviser Transition (when they become available), and any other documents filed by the Fund with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), or by directing such requests to the Fund.

NEWS RELEASE

Participants in the Solicitation

The Fund and its directors and executive officers, along with Saba, may be deemed to be participants in the solicitation of proxies from the Fund’s shareholders with respect to the Adviser Transition. Information about the Fund’s directors and executive officers and their ownership of the Fund’s shares is set forth in the proxy statements on Schedule 14A filed with the SEC on May 8, 2020 and May 11, 2020, respectively, and any beneficial ownership reports on Forms 3, 4 or 5 filed subsequent thereto. Information regarding Saba and its ownership of the Fund’s shares is set forth in the Schedule 13D initially filed by Saba with the SEC on October 16, 2019, as amended most recently on February 26, 2021. Information regarding the identity of the potential participants, and their direct or indirect interests in the Adviser Transition, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the Adviser Transition.

About Saba Capital

Saba Capital Management, L.P. is a registered investment adviser founded in 2009. Saba is a spin-out of a proprietary investing group founded by Boaz Weinstein at Deutsche Bank in 1998. Saba manages $3.2 billion across four core strategies: Credit Relative Value, Tail Hedge, SPACs and Closed-End Funds. Saba’s investors are predominantly institutions and include public and corporate pension plans, endowments and foundations, family offices, banks and insurers, bank private wealth platforms, fund of funds and certain high net worth individuals.

Forward Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the SEC. We undertake no obligation to update such statements to reflect subsequent events.

SHAREHOLDER INQUIRIES: Shareholder Services at (800) 992-0180; voyainvestments.com

CONTACT:  Kris Kagel, (800) 992-0180

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